Exhibit 10.1

SECOND AMENDED AND RESTATED GOVERNANCE AGREEMENT

This Second Amended and Restated Governance Agreement (this “Agreement”) is made as of November 1, 2016, by and among IAC/InterActiveCorp, a Delaware corporation (“IAC” or the “Company”), Mr. Barry Diller (“Mr. Diller”) and the persons signatory hereto (each, a “Diller Party” and, collectively with Mr. Diller, the “Diller Parties”) and shall be effective as of the Effective Date.

RECITALS

WHEREAS, based on the advice and recommendations of a special committee of independent directors of the Company (the “Capital Stock Special Committee”), the Board of Directors of the Company (the “Board”) has adopted resolutions (i) setting forth a proposed amendment and restatement of the Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (as amended from time to time, the “Amended and Restated Certificate”) and (ii) declaring the advisability of the Amended and Restated Certificate;

WHEREAS, the Board has directed that the Amended and Restated Certificate be submitted to the stockholders of the Company for their consideration and, based on the recommendation of the Capital Stock Special Committee, has recommended that stockholders of the Company vote in favor of the approval and adoption of the Amended and Restated Certificate;

WHEREAS, the Amended and Restated Certificate will create a new class of equity securities, par value $0.001, of the Company designated as “Class C Common Stock” (the “Class C Common Stock”);

WHEREAS, subject to the Board’s ability to abandon or delay the filing of the Amended and Restated Certificate notwithstanding approval of the Amended and Restated Certificate by the Company’s stockholders, the Company intends to file the Amended and Restated Certificate with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”) (as so filed, the “Certificate Amendment”);

WHEREAS, the Board intends to declare a dividend of one newly issued share of Class C Common Stock (the “Class C Common Stock Dividend”) on (a) each share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and (b) each share of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class C Common Stock and the Common Stock, the “Capital Stock”);

WHEREAS, certain parties hereto are party to that certain Amended and Restated Governance Agreement among the Company, Liberty Media Corporation (“Liberty”) and Mr. Diller, dated as of August 9, 2005 (the “Governance Agreement”);

WHEREAS, the Governance Agreement has been terminated as to Liberty pursuant to a letter agreement by and among the Company, Liberty and Mr. Diller, dated as of December 1, 2010;

WHEREAS, in connection with the Certificate Amendment, Mr. Diller has agreed to eliminate his consent rights regarding certain Contingent Matters (as defined in the Governance Agreement) provided in Section 2.03 of the Governance Agreement;

WHEREAS, Section 6.02 of the Governance Agreement provides that the Governance Agreement may be amended in a writing signed by the parties whose rights or obligations are affected by such amendment; and

WHEREAS, in connection with the Certificate Amendment and the Class C Common Stock Dividend, Mr. Diller and the Company desire, effective as of the Effective Date (as defined herein), to amend and restate the provisions of the Governance Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereto hereby agree to amend and restate the Governance Agreement as follows:

1.              Certain Definitions.  As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means with respect to any person, any other person, directly or indirectly, controlling, controlled by or under common control with such person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“At-the-Market Transaction” means a Transfer by a Diller Party of any share of Class B Common Stock to a Third Party at a price per share of Class B Common Stock that is no higher than the greater of (x) the last closing sale price of a share of the Common Stock on the NASDAQ (or the principal securities exchange or principal securities market on which the Common Stock is then listed or traded) (the “Market Price”) on the last trading day immediately preceding the date that a definitive agreement is entered into with regard to such Transfer and (y) the Market Price on the last trading day immediately preceding the date that such Transfer is completed.

“beneficial owner” (including, with correlative meanings, the terms “beneficially own” and “beneficial ownership”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Charitable Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the United States Internal Revenue Code of 1986, as amended (or any successor provisions thereto) (whether a determination letter with respect to such successor’s exemption is issued before, at or after the relevant determination date), and further includes any successor entity of similar status.

“Covered Transaction” means (x) with respect to the Company (i) an acquisition of beneficial ownership by a Third Party of shares of Capital Stock of the Company (or of the voting equity of a corporation that the Company merges with or into or of the parent of such a corporation) that would entitle the Third Party to exercise or control, directly or indirectly, more than fifty percent (50%) of the total voting power of the outstanding voting securities (which excludes the Class C Common Stock) of the Company (or of the surviving corporation in a merger with or into the Company or of its parent resulting from such a transaction) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer, tender offer, exchange offer or similar transaction) or (ii) a sale, lease or other disposition in any transaction or series of transactions of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or (y) with respect to the Company’s Capital Stock, any transaction or series of transactions by Mr. Diller, his Family Members and/or Family Entities that, directly or indirectly, would result in a Third Party owning at least twenty-five percent (25%) of the total voting power of the Company’s outstanding voting securities (which excludes the Class C Common Stock), other than an At-the-Market Transaction.

“Disinterested Director” means a member of the Board who does not have, directly or indirectly, a pecuniary or personal interest in the transaction to be approved, other than as a holder of Common Stock or Class C Common Stock.

“Equity Securities” means the equity securities of the Company calculated on a Common Stock equivalent basis (with each share of Class C Common Stock counted as one share of Common Stock for purposes of such calculation), including all outstanding shares of any class of Capital Stock and those shares issuable upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Family Entity” means (x) those entities identified on Schedule 1 and (y) any general or limited partnership, corporation, limited liability company, trust or other legal entity that is, at all times during the term of this Agreement, wholly owned, directly or indirectly, by, or as to which the sole beneficiaries of any shares of Capital Stock held by such entity are, Mr. Diller and/or one or more Family Members (provided that any private foundation or Charitable Organization to which no person other than Mr. Diller and/or his Family Members is an investment advisor shall be permitted to be an additional beneficiary of shares of Capital Stock without violating such requirement, it being understood that no such private foundation or Charitable Organization may constitute a Family Entity and that nothing in this proviso shall exclude any Transfer to a private foundation or Charitable Organization from the provisions of Sections 2 and 4 of this Agreement).

“Family Member” means, with respect to Mr. Diller, the spouse of Mr. Diller or the lineal descendants of Mr. Diller and/or of his spouse or the respective parents, grandparents, siblings or lineal descendants of siblings of Mr. Diller or his spouse (including Diane von Furstenberg, Alexandre von Furstenberg and Tatiana von Furstenberg). Lineal descendants shall include adopted persons.

“Independent Director” means a member of the Board who satisfies the independence requirements set forth in the Corporate Governance Rules of NASDAQ (or the rules and regulations of the principal securities exchange on which the Company’s equity securities are then listed) in effect from time to time; provided, however, that if, at any particular time, NASDAQ (or the principal securities exchange on which the Company’s equity securities are then listed) has not then adopted a definition of “independent director,” “Independent Director” means a director who, as determined in good faith by the Board (other than the director in question), has no relationship to the Company that may interfere with the exercise of his or her independence in performing his or her duties to the Company under the DGCL and any other applicable laws.

“Initial Class B Stock” means the shares of Class B Common Stock beneficially owned (without duplication), in the aggregate, by the Diller Parties as of the Effective Date.

“Minimum Class C Number” means the number of shares of Initial Class B Stock, which number shall be reduced, from time to time after the Effective Date, by (a) the number of shares of Initial Class B Stock Transferred by the Diller Parties to Unrelated Third Parties; (b) the number of shares of Initial Class B Stock converted into shares of Common Stock pursuant to Article IV, Section D(2) of the Amended and Restated Certificate; and (c) the number of shares of Class C Common Stock transferred pursuant to clause (e) in the definition of “Transfer.”

“NASDAQ” means The Nasdaq Stock Market.

“parent” of any person means an Affiliate of that person who is, directly or indirectly, controlling that person.

“person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Third Party” means a person who is not a Family Entity or an Affiliate of (x) the Company or (y) Mr. Diller, his Family Members and/or Family Entities.

“Total Equity Securities” means, subject to the next sentence, the total number of the Company’s outstanding equity securities calculated on a Common Stock equivalent basis (with each outstanding share of Class C Common Stock counted as one share of Common Stock for purposes of such calculation). Any (a) Equity Securities beneficially owned by a person that are not entitled to vote generally in the election of directors but that, upon exercise, conversion or exchange, would become shares entitled to vote generally in the election of directors and (b) shares of Class C Common Stock issuable upon the exercise or vesting of Company-issued awards held by a person, in each case shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other person.

“Transfer” of a share of Capital Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary, or by will or the laws of descent and distribution or by operation of law (including by merger, consolidation or otherwise), including a transfer of a share of Capital Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise. Notwithstanding the foregoing, the following shall not be considered a Transfer of Capital Stock by a Diller Party:

(a)         Transfers of Capital Stock to another Diller Party or between or among the Diller Parties (or persons that become Diller Parties), so long as the monetization of Class C Common Stock is not a significant purpose of such Transfer;

(b)         Transfers of Capital Stock to a Family Member, so long as (i) such Family Member shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit B attached hereto (a “Joinder Agreement”) and (ii) the monetization of Class C Common Stock is not a significant purpose of such Transfer;

(c)          Transfers of Capital Stock to a Family Entity, so long as (i) such Family Entity shall have agreed in writing to be bound by the terms of this Agreement by executing the Joinder Agreement and (ii) the monetization of Class C Common Stock is not a significant purpose of such Transfer; provided that, at such time as such person ceases to be a Family Entity, this clause shall no longer apply and a “Transfer” shall be deemed to have occurred (unless otherwise exempt pursuant to this definition);

(d)         Transfers of Capital Stock to the personal representative of the estate of Mr. Diller or a Family Member upon the death of Mr. Diller or such Family Member, solely to the extent the executor is acting in the capacity as personal representative of such estate; provided that any Transfer by such personal representative from such estate shall constitute a “Transfer” under this Agreement (unless otherwise exempt pursuant to this definition);

(e)          Transfers of Capital Stock pursuant to Covered Transactions permitted by Section 4(a)(iv) or (v) of this Agreement in which all holders of Common Stock and Class C Common Stock (which may or may not include Mr. Diller, his Family Members and Family Entities) are provided the opportunity to sell all of their shares of Common Stock and Class C Common Stock; and

(f)           The granting of a revocable proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (if action by written consent of stockholders is permitted at such time under the Amended and Restated Certificate).

“Unrelated Third Party” means a person in which none of Mr. Diller, his Family Members and/or Family Entities has or will have at any time during the term of this Agreement any direct or indirect economic or voting interest (other than a non-controlling interest in publicly traded equity securities of such person).

“Voting Control” means, with respect to a share of Capital Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

2.              Transfer of Class C Common Stock.

(a)         Any person who is or becomes a Diller Party shall not Transfer any shares of Class C Common Stock if, immediately following such Transfer, the Diller Parties would then, in the aggregate, be the sole beneficial owners (without duplication) of a number of shares of Class C Common Stock in an amount less than the Minimum Class C Number.

(b)         In the event that a Transfer of Class C Common Stock by a Diller Party would result in the Diller Parties no longer being the sole beneficial owners (without duplication), in the aggregate, of a number of shares of Class C Common Stock at least equivalent to the Minimum Class C Number, the Diller Parties shall promptly (and in any event no later than five (5) business days following such Transfer) (i) transfer all voting and dispositive power in respect of shares of Class B Common Stock to one or more Unrelated Third Parties, (ii) acquire shares of Class C Common Stock, and/or (iii) send the Company an irrevocable notice authorizing the Company to convert shares of Class B Common Stock into shares of Common Stock (with the determination of which of the actions described in clauses (i) through (iii) are to be taken to be within the Diller Parties’ sole discretion) such that, immediately after taking such actions, the Diller Parties are the sole beneficial owners (without duplication), in the aggregate, of a number of shares of Class C Common Stock at least equal to the Minimum Class C Number.

(c)          The Company may from time to time require the Diller Parties to provide information regarding their beneficial ownership of shares of Class C Common Stock and Class B Common Stock to confirm that the Diller Parties are in compliance with Sections 2(a) and (b) of this Agreement. In the event that the Company determines that the Diller Parties are not, in the aggregate, the sole beneficial owners (without duplication) of shares of Class C Common Stock at least equivalent to the Minimum Class C Number, the Company shall notify the Diller Parties in writing and the Diller Parties shall promptly (but in no event later than five (5) business days after receipt of notice) take one or more of the actions specified in clauses (i) through (iii) of Section 2(b) (with the determination of which actions are to be taken to be within the Diller Parties’ sole discretion) in order to be in compliance with Sections 2(a) and (b).

(d)         Except as set forth in this Section 2 and Section 4, this Agreement shall not limit or restrict any Diller Party’s ability to Transfer any shares of Capital Stock.

3.              Suspension of Class C Common Stock Issuance.  If, at any time, Mr. Diller, his Family Members and his Family Entities cease to be the sole beneficial owners, in the aggregate, of at least twenty percent (20%) of the total voting power of the Company’s outstanding voting securities (which excludes, for the avoidance of doubt, the Class C Common Stock) (an “Issuance Suspension Event”), the Company agrees that it shall not thereafter issue or agree to issue any new shares of Class C Common Stock or securities convertible into, or exchangeable or exercisable for shares of Class C Common Stock without the prior approval of the Board upon the recommendation of a Capital Stock Committee (as defined in Section 4(a)(v) below). An Issuance Suspension Event shall not affect the Company’s obligations to issue shares of Class C Common Stock (or securities exercisable for, exchangeable for, or convertible into shares of Class C Common Stock) in connection with previously outstanding or agreed issuances upon the exercise, exchange or conversion of securities outstanding immediately prior to the occurrence of an Issuance Suspension Event or pursuant to other contractual obligations of the Company or its subsidiaries in existence immediately prior to the occurrence of an Issuance Suspension Event.

4.              Covered Transaction and Equal Treatment.

(a)         Neither the Company nor any Diller Party shall enter into, or consummate, a Covered Transaction, unless such Covered Transaction includes the same consideration (in type and amount) or mix of consideration (in type and amount), as the case may be, or an offer to deliver the same consideration (in type and amount) or mix of consideration (in type and amount), to all holders of shares of Common Stock, Class B Common Stock and Class C Common Stock; provided, however, the holders of shares of Common Stock, Class B Common Stock and Class C Common Stock may receive or be offered to receive different consideration (in type and amount) to the extent and in the circumstances described below:

(i)            in a bona fide share-for-share exchange, merger, recapitalization or other business combination involving the Company and a Third Party, where the Company’s stockholders immediately prior to such transaction, continue to hold, immediately following such transaction, shares of capital stock of the successor or resulting entity in substantially the same relative proportions to their ownership of the Company’s Capital Stock immediately prior to such transaction and the three-class capital structure and pro rata economics of the three classes of Capital Stock are substantially replicated and, if upon consummation of such transaction the Diller Parties would beneficially own securities of the surviving parent entity representing twenty percent (20%) or more of the total voting power of such entity’s outstanding voting securities, the Diller Parties shall have agreed in writing that the provisions of this Agreement continue to apply to the securities received by the Diller Parties in such transaction (a “Permitted Reorganization”);

(ii)         in a transaction in which the receipt by the holders of shares of Common Stock of consideration (in type and amount) that is different than the consideration (in type and amount) received by the holders of every other class of Capital Stock of the Company (other than pursuant to a Permitted Reorganization) has been approved by the holders of a majority of the issued and outstanding shares of Common Stock;

(iii)      in a transaction in which the receipt by the holders of shares of Class C Common Stock of consideration (in type and amount) that is different than the consideration (in type and amount) received by the holders of every other class of Capital Stock of the Company (other than pursuant to a Permitted Reorganization) has been approved by the holders of a majority of the issued and outstanding shares of Class C Common Stock;

(iv)      in a transaction in which the holders of shares of Common Stock and Class C Common Stock receive consideration (in type and amount) that does not differ in any respect other than the relative voting rights, with holders of shares of Common Stock receiving consideration (in type and amount) having higher relative voting rights and the holders of shares of Class C Common Stock receiving consideration (in type and amount) having lesser relative voting rights (or none) but which consideration (in type and amount) is different from the consideration (in type and amount) received by the holders of Class B Common Stock and such receipt has been approved by the holders of a majority of the outstanding shares of Common Stock and Class C Common Stock, voting together as a single class; or

(v)         in any transaction in which the difference in consideration (in type and amount) between or among any of the classes of the Company’s Capital Stock has been approved by the Board pursuant to a recommendation of a committee of the Board consisting of a majority of the Independent Directors who are also Disinterested Directors with respect to the transaction (a “Capital Stock Committee”).

(b)         In any proposed Covered Transaction in which the holders of shares of Common Stock or Class C Common Stock are to receive different consideration (in type and amount) than that to be received by the holders of shares of any other class or classes of Capital Stock (other than pursuant to a Permitted Reorganization), the Company shall provide advance notice of the proposed transaction to the Board, which shall form a Capital Stock Committee. The Capital Stock Committee shall have the right, on behalf of the Board, to participate in any discussions and negotiations regarding, and to recommend approval (or rejection) of, the proposed transaction, and the Board shall not approve any such transaction not recommended by the Capital Stock Committee.

(c)          No Diller Party shall request or seek any waiver, amendment, modification, termination or repeal of this Section 4. Without limiting the rights of the Company under Section 11(e), the provisions of this Section 4(c) shall be specifically enforceable by the Company.

(d)         The rights and obligations contained in this Section 4 shall terminate upon the termination of this Agreement.

5.              Registration Rights.

(a)         Mr. Diller shall be entitled to customary registration rights relating to (i) Common Stock beneficially owned by him as of the date of the Governance Agreement or acquired from the Company (including upon conversion of the Class B Common Stock pursuant to Article IV, Section D(2) of the Amended and Restated Certificate and upon the vesting or exercise of Company-issued equity awards and upon conversion of the Class C Common Stock pursuant to Article IV, Section D(4) of the Amended and Restated Certificate) thereafter and (ii) Class C Common Stock acquired from the Company in connection with the Class C Common Stock Dividend or in the future (including upon the vesting or exercise of Company-issued equity awards), including the ability to transfer registration rights as set forth below in connection with the sale or other disposition of Common Stock and/or Class C Common Stock.

(b)         If requested by Mr. Diller, the Company shall be required promptly to cause the Common Stock and/or Class C Common Stock owned by Mr. Diller, Family Members and/or Family Entities to be registered under the Securities Act in order to permit Mr. Diller or such Family Member or Family Entity to sell such shares in one or more (but not more than three) registered public offerings (each, a “Demand Registration”). Mr. Diller shall also be entitled to customary piggyback registration rights. If the amount of shares sought to be registered by Mr. Diller and his Family Member and/or Family Entity pursuant to any Demand Registration is reduced by more than twenty-five percent (25%) pursuant to any underwriters’ cutback, then Mr. Diller may elect to request the Company to withdraw such registration, in which case such registration shall not count as one of Mr. Diller’s Demand Registrations. If Mr. Diller requests that any Demand Registration be an underwritten offering, then Mr. Diller shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company. If a Demand Registration is an underwritten offering and the managing underwriter advises Mr. Diller in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of Mr. Diller (including those of Family Members and/or

Family Entities), and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company). In connection with any Demand Registration or inclusion of Mr. Diller’s or his Family Member and/or Family Entity’s shares in a piggyback registration, the Company, Mr. Diller and/or his Family Member and/or Family Entity shall enter into an agreement containing terms (including representations, covenants and indemnities by the Company and Mr. Diller), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company. The Company shall not be required to register such shares if Mr. Diller, his Family Member and/or Family Entity would be permitted to sell Common Stock and/or Class C Common Stock in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption therefrom.

(c)          If the Company and Mr. Diller cannot agree as to what constitutes customary terms within ten (10) calendar days of Mr. Diller’s request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation, mutually acceptable to the Company and Mr. Diller.

(d)         If an Unrelated Third Party shall acquire beneficial ownership of more than five percent (5%) of the Total Equity Securities upon consummation of any Transfer or series of related Transfers from Mr. Diller, his Family Members or Family Entities, to the extent Mr. Diller assigns such right in connection with such Transfer, such Unrelated Third Party shall have the right to initiate one or more Demand Registrations pursuant to this Section 5 or any registration rights agreement that replaces or superseded this Section 5 (and shall be entitled to such other rights that Mr. Diller would have applicable to such Demand Registration), subject to the obligations of Mr. Diller applicable to such demand (and the number of Demand Registrations to which Mr. Diller is entitled under this Section 5 shall be correspondingly decreased).

(e)          This Section 5 shall survive any termination of this Agreement following the occurrence of the Effective Date.

6.              Administration of this Agreement.  The Company shall establish, from time to time, such policies and procedures relating to the general administration of the terms of this Agreement and any Transfers of Capital Stock hereunder, as it may deem necessary or advisable consistent with the terms of this Agreement and the Amended and Restated Certificate, and shall deliver notice to the Diller Parties of the restrictions placed on their shares of Capital Stock by this Agreement and by the Amended and Restated Certificate in accordance with Sections 151(f) and 202(a) of the DGCL.

7.              Inconsistent Agreements.  Each of the Company and each Diller Party agree that it has not entered into, and will not enter into, any agreement, understanding or arrangement that is inconsistent with this Agreement or that would preclude the Company or any Diller Party from complying with its obligations under this Agreement.

8.              Scope of this Agreement.  This Agreement shall not in any way constitute an amendment, modification, supplement or waiver of any right, preference, privilege, term or provision set forth or contained in the Amended and Restated Certificate.

9.              Effective Date; Termination.

(a)         This Agreement shall be effective only as of and after the date on which the Class C Common Stock Dividend is delivered or paid to stockholders of the Company (the “Effective Date”).

(b)         Except as set forth in Sections 9(c) and 9(d), this Agreement may be terminated only by a written instrument that has been executed by each of the Diller Parties and the Company and that has been approved by the Board upon the recommendation of a Capital Stock Committee.

(c)          This Agreement shall terminate and be of no further force or effect with respect to any Diller Party that no longer holds any shares of Class B Common Stock or Class C Common Stock upon the written request of any such Diller Party to the Company (but shall be reinstituted as to such Diller Party if at any time thereafter while this Agreement remains in effect it becomes the holder of any shares of Class B Common Stock or Class C Common Stock).

(d)         This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the occurrence of a Triggering Event (as defined in the Amended and Restated Certificate); provided, that this Section 9(d) and Sections 5, 10 and 11 shall survive such termination.

10.       Amendment and Waiver.

(a)         This Agreement or any of its provisions may be waived, amended, modified or supplemented only by a written instrument (i) that has been executed by Mr. Diller, or, following Mr. Diller’s death or legal incapacity, by the Diller Parties owning in the aggregate a majority of the shares of Class B Common Stock collectively owned by all of the Diller Parties at such time, and (ii) that has been approved by a Capital Stock Committee and executed on behalf of the Company; provided, however, with respect to any amendment of this Agreement that amends, alters, changes or repeals the rights of the Common Stock or the Class C Common Stock under Section 4, the Company shall obtain the Required Stockholder Approval (as defined below) prior to executing any such written instrument.

(b)         For purposes of this Section 10, the “Required Stockholder Approval” means (i) with respect to any amendment that amends, alters, changes or repeals the rights of the Common Stock under Section 4, the approval of the holders of a majority of the outstanding shares of Common Stock; (ii) with respect to any amendment that amends, alters, changes or repeals the rights of the Class C Common Stock under Section 4, the approval of the holders of a majority of the outstanding shares of the Class C Common Stock; or (iii) with respect to any amendment described in clauses (i) and (ii) that impacts the shares of Common Stock and Class C Common Stock equally and ratably, the approval of the holders of Common Stock and Class C Common Stock voting together as a single class.

(c)          Any failure of any party hereto to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument that has been signed by the party granting such waiver and that, in the case of the Company, has been approved by a Capital Stock Committee. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11.       Miscellaneous.

(a)         Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (iii) if transmitted by facsimile, upon receipt; and (iv) if otherwise actually personally delivered, when delivered; provided, however, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party hereto shall provide by like notice to the other parties hereto:

If to the Company, to:

IAC/InterActiveCorp

555 West 18th Street, 6th Floor

New York, NY 10011

Attention: General Counsel

Facsimile: (212) 632-9551

If to Mr. Diller or any other Diller Party, to:

Barry Diller

c/o IAC/InterActiveCorp

555 West 18th Street, 6th Floor

New York, NY 10011

Facsimile: (212) 632-9551

With a copy (which shall not constitute notice) to:

IAC/InterActiveCorp

555 West 18th Street, 6th Floor

New York, NY 10011

Attention: General Counsel

Facsimile: (212) 632-9551

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew J. Nussbaum

Alison Z. Preiss

Facsimile: (212) 403-2000

(b)         Successors and Assigns.  Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by the Company, on the one hand, or by any Diller Party, on the other hand, without the prior written consent of Mr. Diller or the Company upon the approval of a Capital Stock Committee, respectively, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that the Company may assign or transfer this Agreement to a successor entity in connection with any merger, consolidation, reorganization or business combination transaction, so long as it is not the purpose of such merger, consolidation, reorganization or business combination transaction to avoid the provisions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)          Governing Law; WAIVER OF JURY TRIAL.  All disputes, claims or controversies arising out of or relating to this Agreement, or the interpretation, negotiation, validity, enforceability or performance of this Agreement, or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws which would result in the application of the laws of any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including any action or proceeding brought by, in the right of or on behalf of the Company (including any derivative action or proceeding), or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any such court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 11(a). Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable law. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)          Specific Performance.  The Company, Mr. Diller and the other Diller Parties each acknowledges and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that in the event of a breach or threatened breach by any party to this Agreement, in addition to any remedies at law, the other parties hereto, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

(f)           Entire Agreement; Expenses.  Except as otherwise expressly set forth herein, this Agreement constitutes the full and entire understanding and agreement among the Company and the Diller Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Effective upon the Effective Date, the Governance Agreement shall terminate and shall be superseded by this Agreement. For the avoidance of doubt, until the occurrence of the Effective Date, the Governance Agreement shall remain in full force and effect. The Company shall reimburse the Diller Parties for their reasonable legal fees and expenses incurred in connection with the negotiation and consummation of the transactions described in this Agreement.

(g)          Adjustment of Share Numbers and Prices.  If, (i) after the Effective Date, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of Capital Stock or (ii) the Class C Common Stock Dividend is declared on a basis other than one share of Class B Common Stock for each share of Common Stock and Class B Common Stock, then, in any such event, the numbers and types of shares of such Capital Stock referred to in this Agreement and, if applicable, the prices of such shares, shall be adjusted to the number and types of shares of such Capital Stock that a holder of such number of shares of such Capital Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event and the prices for such shares shall be similarly adjusted.

(h)         Interpretation.  References in this Agreement to Sections shall be deemed to be references to Sections of this Agreement, unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

(i)             Headings.  The titles of Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Diller Parties have executed this Agreement as of the date first above written.

IAC/InterActiveCorp

By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President, General Counsel & Secretary

Barry Diller

/s/ BARRY DILLER

[Signature Page to Second Amended and Restated Governance Agreement]

TALT Trust

J.P. MORGAN TRUST COMPANY OF DELAWARE, Trustee

By:	/s/ PAMELA TORINO
	Name:	Pamela Torino
	Title:	Vice President

IAC AVF Grantor Retained Annuity Trust

J.P. MORGAN TRUST COMPANY OF DELAWARE, Trustee

By:	/s/ PAMELA TORINO
	Name:	Pamela Torino
	Title:	Vice President

IAC TVF Grantor Retained Annuity Trust

J.P. MORGAN TRUST COMPANY OF DELAWARE, Trustee

By:	/s/ PAMELA TORINO
	Name:	Pamela Torino
	Title:	Vice President

[Signature Page to Second Amended and Restated Governance Agreement]

Schedule 1

The Arrow 1999 Trust, dated September 16, 1999, as amended

Exhibit A

Amended and Restated Certificate of Incorporation

Exhibit B

Joinder to Second Amended and Restated Governance Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Second Amended and Restated Governance Agreement, dated as of November 1, 2016 (the “New Governance Agreement”), by and among IAC/InterActiveCorp, a Delaware corporation, Barry Diller and the other Diller Parties signatory thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the New Governance Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the New Governance Agreement as of the date hereof and shall have all of the rights and obligations of a “Diller Party” thereunder as if it had executed the New Governance Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the New Governance Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices: